UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2019

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0800

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events.

On August 14, 2019, Sterling Construction Company, Inc. (the “Company”) issued a press release announcing the execution of an Equity Purchase Agreement (the “Purchase Agreement”), dated August 13, 2019, to acquire (the "Acquisition") LK Gregory Construction, Inc., a Tennessee corporation (“LKGC”), Plateau Excavation, Inc. (“Plateau”), and DeWitt Excavation, LLC (“DeWitt” and, together with LKGC and Plateau, the “Acquired Companies”). On August 14, 2019, the Company also made an investor presentation concerning the Acquisition and the Acquired Companies. Copies of the press release and investor presentation are attached hereto as Exhibits 99.1 and 99.2, respectively.

The exhibits attached hereto are incorporated herein by reference and each of the foregoing descriptions of such materials is qualified in its entirety by reference to such materials.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated August 14, 2019
99.2	Investor Presentation Materials, dated August 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CONSTRUCTION COMPANY, INC.

Date:	August 14, 2019	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Chief Financial Officer